As filed with the Securities and Exchange Commission on January 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Western Gas Equity Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	46-0967367
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(832) 636-6000

(Address of principal executive offices, including zip code)

Western Gas Equity Partners, LP 2012 Long Term Incentive Plan

(Full title of the plan)

Philip H. Peacock

Western Gas Equity Partners, LP

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(832) 636-6000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Units, representing limited partner interests	3,000,000 units	$30.94	$92,820,000	$12,661

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any of the Registrant’s additional common units (“Common Units”) that become issuable under the Western Gas Equity Partners, LP 2012 Long Term Incentive Plan, as amended from time to time (the “Plan”), pursuant to the anti-dilution provisions of the Plan.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. The price per unit and aggregate offering prices for the units registered hereby are calculated on the basis of $30.94, which is the average of the high and low sales prices of the Common Units on the New York Stock Exchange on January 23, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Western Gas Equity Partners, LP (the “Registrant”) will send or give to all participants in the Western Gas Equity Partners, LP 2012 Long Term Incentive Plan (the “Plan”) the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference in this Registration Statement and will be deemed to be a part hereof:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on December 10, 2012, relating to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on November 5, 2012 (as amended, and including all exhibits); and

(b)	The description of the Registrant’s Common Units contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 5, 2012, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant’s First Amended and Restated Agreement of Limited Partnership of Western Gas Equity Partners, LP (the “Partnership Agreement”) provides that the Registrant will, to the fullest extent permitted by law but subject to specified limitations, indemnify any of the Registrant’s or an affiliate of the Registrant’s directors and officers or any person who is or was serving at the Registrant’s general partner’s request as a director, officer, member, employee, partner, manager, fiduciary or trustee of any other person.

Any indemnification under the Partnership Agreement will only be out of the Registrant’s assets. The Registrant is authorized to purchase insurance against liabilities asserted against us and expenses incurred by persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Partnership Agreement.

Western Gas Equity Holdings, LLC (the Registrant’s “general partner”) has entered into indemnification agreements with each of its officers and directors and intends to enter into indemnification agreements with any new officers and directors (each, an “Indemnitee”) under the same terms and conditions as the indemnification agreements currently in place. Each indemnification agreement provides that the general partner will indemnify and hold harmless each Indemnitee against all expense, liability and loss (including attorney’s fees, judgments, fines or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee in connection with serving in their capacity as officers and directors of the general partner (or of any subsidiary of the general partner) or in any capacity at the request of the general partner or its board of directors to the fullest extent permitted by applicable law, including Section 18-108 of the Delaware Limited Liability Company Act in effect on the date of the agreement or as such laws may be amended to provide more advantageous rights to the Indemnitee. The indemnification agreements also provide that the general partner must advance payment of certain expenses to the Indemnitee, including fees of counsel, in advance of final disposition of any proceeding subject to receipt of an undertaking from the Indemnitee to return such advance if it is ultimately determined that the Indemnitee is not entitled to indemnification.

Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Under the terms of the Plan, members of the Plan administration committee and officers and employees of the Registrant, the general partner or any of their affiliates acting at the direction or on behalf of the Plan administration committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Certificate of Limited Partnership of Western Gas Equity Partners, LP, dated September 12, 2012 and previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-184763) on November 5, 2012, and incorporated herein by reference.

4.2	First Amended and Restated Agreement of Limited Partnership of Western Gas Equity Partners, LP, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35753) on December 12, 2012, and incorporated herein by reference.

4.3	Western Gas Equity Partners, LP 2012 Long Term Incentive Plan, previously filed with the Commission as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-35753) on December 12, 2012, and incorporated herein by reference.

4.4*	Form of Phantom Unit Agreement under the Western Gas Equity Partners, LP 2012 Long Term Incentive Plan.

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP (independent registered public accounting firm).

23.2*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on January 30, 2013.

WESTERN GAS EQUITY PARTNERS, LP

By:	WESTERN GAS EQUITY HOLDLINGS, LLC, its General Partner

By:	/s/ Benjamin M. Fink
Name: Benjamin M. Fink
Title: Senior Vice President, Chief Financial Officer, and Treasurer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Donald R. Sinclair, Benjamin M. Fink and Philip H. Peacock, and each of them, any of whom may act without the joiner of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Donald R. Sinclair Donald R. Sinclair	President, Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2013

/s/ Benjamin M. Fink Benjamin M. Fink	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 30, 2013

/s/ Robert G. Gwin Robert G. Gwin	Chairman of the Board	January 30, 2013

/s/ R.A. Walker R.A. Walker	Director	January 30, 2013

/s/ Charles A. Meloy Charles A. Meloy	Director	January 30, 2013

/s/ Robert K. Reeves Robert K. Reeves	Director	January 30, 2013

/s/ David J. Tudor David J. Tudor	Director	January 30, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Limited Partnership of Western Gas Equity Partners, LP, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-184763) on November 5, 2012, and incorporated herein by reference.

4.2	First Amended and Restated Agreement of Limited Partnership of Western Gas Equity Partners, LP, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35753) on December 12, 2012, and incorporated herein by reference.

4.3	Western Gas Equity Partners, LP 2012 Long Term Incentive Plan, previously filed with the Commission as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-35753) on December 12, 2012, and incorporated herein by reference.

4.4*	Form of Phantom Unit Award under the Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan.

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of KPMG LLP (independent registered public accounting firm).

23.2*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.